UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.  20549

FORM 8-K

Current report pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May  25, 2010

TriCo Bancshares
(Exact name of registrant as specified in its charter)

California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive, Chico, California	95973
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07:   Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders on May 25, 2010, two items were submitted to a vote of shareholders through the solicitation of proxies. A copy of the voting results is attached as Exhibit 99.1 and is incorporated herein by reference

Item 9.01:  Financial Statements and Exhibits

(c)  Exhibits

99.1	Annual Meeting Voting Results, May 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRICO BANCSHARES
Date: May 26, 2010	By	/s/Thomas J. Reddish
Thomas J. Reddish, Executive Vice President and Chief FinancialOfficer (Principal Financial and Accounting Officer

Exhibit 99.1
Annual Meeting Voting Results, May 25, 2010

At the Annual Meeting of Shareholders of TriCo Bancshares held on May 25, 2010, the items listed below were submitted to a vote of the shareholders through the solicitation of proxies. The proposals are described in the Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders. Each of the items was approved by the shareholders pursuant to the voting results set forth below.

Item 1 — Election of Directors.

The following individuals were elected as directors to serve until the 2011 Annual Meeting of Shareholders or until their successors are elected and qualified. The voting results were as follows:

Nominee	For	Withheld	Broker Non-Vote
Donald J. Amaral	10,804,014	33,950	2,480,185
William J. Casey	10,360,652	477,312	2,480,185
Craig S. Compton	10,362,453	475,,511	2,480,185
L. Gage Chrysler III	10,023,937	814,027	2,480,185
John S.A. Hasbrook	10,378,695	459,269	2,480,185
Michael W. Koehnen	10,378,935	459,029	2,480,185
Donald E. Murphy	10,789,058	48,906	2,480,185
Steve G. Nettleton	10,803,304	34,660	2,480,185
Richard P. Smith	10,788,380	49,584	2,480,185
Carroll R. Taresh	10,778,291	59,673	2,480,185
Alex A. Vereschagin	10.750,762	87,202	2,480,185
W. Virginia Walker	10,804,505	33,459	2,480,185

Item 2 — Ratification of Selection of Moss Adams as Company’s Independent Auditors for Fiscal Year 2010.

The voting results were as follows:

For                   Against                     Withheld               Broker Non-Vote
                                                           12,829,485        28,401                         54,422                          0